Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 13, 2008, with respect to the consolidated financial statements and schedule and internal control over financial reporting of Salary.com, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2008 which are incorporated by reference in this Registration Statement . We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Boston, Massachusetts

December 17, 2008